EXHIBIT 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT dated as of April 30, 2008 the “Closing Date”) (as amended, modified or restated from time to time, this “Agreement”), will serve to set forth the terms of the Revolving Credit Facility by and among THERMO CREDIT, LLC, a Colorado limited liability company (together with its successors and assigns, “Lender”), TELETOUCH COMMUNICATIONS, INC., a Delaware corporation (“TCI”), TELETOUCH LICENSES, INC., a Delaware corporation (“TLI”), and PROGRESSIVE CONCEPTS, INC., a Texas corporation (“PCI”, collectively with TCI, TLI, and any other Person identified or named from time to time as a “Debtor” under the Loan Documents, jointly, severally and in solido, “Debtor”).

RECITALS

WHEREAS, TCI, TLI, and PCI desire to establish their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single entity and that this Agreement reflects the establishment of a Revolving Credit Facility which would not otherwise be available to TCI, TLI, and PCI if they were not jointly, severally and in solido liable for payment and performance of the Indebtedness under the Loan Documents; and

WHEREAS, TCI, TLI, and PCI have (1) determined that each will benefit specifically and materially from the Revolving Credit Facility contemplated by this Agreement, and (2) have requested and bargained for the structure, terms and obligations set forth in the Loan Documents; and

WHEREAS, Debtor has requested that Lender extend the Revolving Credit Facility to Debtor on the terms described in this Agreement; and

WHEREAS, Lender is willing to make the Revolving Credit Facility available to Debtor upon and subject to the provisions, terms and conditions set forth in the Loan Documents;

NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto, and in any other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Section 1 or in the provisions, sections or recitals herein:

(a) “Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

(b) “Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

(c) “AT&T Contracts and Accounts” means those certain distribution agreements as amended from time-to-time between PCI and Southwestern Bell Wireless, Inc. and its successor entities, including Dallas SMSA Limited Partnership, New Cingular Wireless PCS, LLC, AT&T Mobility and other like kind entities.

(d) “Borrowing Base” has the meaning specified in Section 2(d)(i).

(e) “Business Day” means any day other than a Saturday, Sunday, or any other day on which any branch of the Federal Reserve Bank of New Orleans, Louisiana, is closed.

(f) “Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

(g) “Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Louisiana; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different articles or divisions of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Louisiana, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

(h) “Collateral” means:

(i) All present and future accounts, chattel paper (including electronic chattel paper), commercial tort claims, commodity accounts, commodity contracts, deposit accounts, documents, financial assets, general intangibles, health care insurance receivables, instruments, investment property, letters of credit, letter of credit rights, payment intangibles, securities, security accounts, and security entitlements now or hereafter owned, held, or acquired.

(ii) All present and hereafter acquired inventory and goods (including without limitation, all raw materials, work in process and finished goods) held, possessed, owned, held on consignment, or held for sale, lease, return or to be furnished under contracts of services, in whole or in part, wherever located.

(iii) All equipment and fixtures of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing, and all records relating in any way to the foregoing.

(iv) All Patents, Copyrights, Trademarks, Licenses and other intellectual property or rights now or hereafter owned, held, or acquired (including without limitation, those Patents, Copyrights, Trademarks, and licenses set forth on Schedule 1(d)(iv) attached hereto, if any).

(v) the Debtor Judgment.

(vi) Any and all substitutes and replacements for, accessions, attachments and other additions to, tools, parts and equipment now or hereafter added to or used in connection with, and all cash or non-cash proceeds and products of, the Collateral (including, without limitation, all income, benefits and property receivable, received or distributed which results from any of the Collateral, such as dividends payable or distributable in cash, property or stock; insurance distributions of any kind related to the Collateral, including, without limitation, returned premiums, interest, premium and principal payments; redemption proceeds and subscription rights; and shares or other proceeds of conversions or splits of any securities in the Collateral); any and all causes in action and causes of action of Debtor, whether now existing or hereafter arising, relating directly or indirectly to the Collateral (whether arising in contract, tort or otherwise and whether or not currently in litigation); all certificates of title, manufacturer’s statements of origin; all warranties, wrapping, packaging, advertising and shipping materials used or to be used in connection with or related to the Collateral; all of Debtor’s books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information, pertaining directly or indirectly to the Collateral and all rights of Debtor to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties, whether now existing or hereafter arising; and all returned, refused, stopped in transit, or repossessed Collateral, any of which, if received by Debtor, upon request shall be delivered immediately to Lender.

The term “Collateral,” as used herein, shall also include (i) any other Property, real or personal, tangible or intangible, now existing or hereafter acquired, of Debtor that may at any time be or become subject to a security interest or lien in favor of Lender, and (ii) all SUPPORTING OBLIGATIONS, PRODUCTS and PROCEEDS of all of the foregoing (including without limitation, insurance payable by reason of loss or damage to the foregoing property) and any Property, securities, guaranties or monies of Debtor which may at any time come into the possession of Lender. The designation of proceeds does not in and of itself authorize Debtor to sell, transfer or otherwise convey any of the foregoing property except in the ordinary course of Debtor’s business or as otherwise provided herein.

Notwithstanding the foregoing, as used herein the term “Collateral” shall not include, and Lender shall not at any time have any security interest in or any other lien on, any Excluded Assets.

(i) “Collateral Access Agreement” means, with respect to any inventory, any landlord waiver or other agreement, in form and substance reasonably satisfactory to Lender, between Lender and any third party (including any bailee, consignee, customs broker, mortgagee, or other similar Person) in possession of any such inventory for any real Property where such inventory is located.

(j) “Constituent Documents” means (i) in the case of a corporation, its articles or certificate of incorporation and bylaws; (ii) in the case of a general partnership, its partnership agreement; (iii) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (iv) in the case of a trust, its trust agreement; (v) in the case of a joint venture, its joint venture agreement; (vi) in the case of a limited liability company, its articles of organization and operating agreement or regulations; and (vii) in the case of any other entity, its organizational and governance documents and agreements.

(k) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

(l) “Copyright” means all right, title and interest in and to the copyright applications and copyrights of a Person and those copyrights which are hereafter obtained or acquired by such Person and all registrations, applications and recordings thereof, including, without limitation, all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and all applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States, or any State thereof, all whether now owned or hereafter acquired by a Person.

(m) “Debt” means, with respect to Debtor, without duplication, the sum of the following calculated in accordance with GAAP:

(i) all liabilities, obligations and indebtedness for borrowed money of such Person including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of such Person;

(ii) all obligations for the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due;

(iii) all Capital Lease Obligations of such Person (regardless of whether accounted for as indebtedness under GAAP);

(iv) all guarantees that have the economic effect of guaranteeing the payment of any Indebtedness of any other Person;

(v) all indebtedness created under or arising under any conditional sale or other title retention agreement with respect to property acquired, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(vi) all payment obligations, contingent or otherwise, of such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any reimbursement obligation under any such letter of credit issued for the account of such Person; and

(vii) Hedging Obligations.

For all purposes hereof, the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

(n) “Debtor Judgment” means that certain final judgment rendered in the matter of Teletouch, Inc. vs. Richard Fry, Locatient, Ltd. Co., and Datalogic International, Inc. by Judge Michael H. Schneider in the United States District Court for the Eastern District of Texas, Tyler Division, Cause No. 6:05-CV-363, and signed on April 16, 2007.

(o) “Debtor Mortgage” means a first and second lien on that certain real property owned by PCI which is located in Tarrant County, Fort Worth, Texas as further described in Schedules 1(d)(iii) and 1(jj)which secures PCI’s payment obligations under those certain promissory notes dated May 8, 2007 made by PCI and payable to the order of United Commercial Bank and Jardine Capital Corp., as amended, restated, supplemented, or otherwise modified from time to time.

(p) “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

(q) “Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the release or threatened release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

(r) “Excluded Assets” means the collective reference to:

(i) any lease, license, contract, property right or agreement to which Debtor or any Subsidiary of Debtor is a party or any of its rights or interests thereunder (including, without limitation, the FCC Licenses and the AT&T Contracts and Accounts) if at any time the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement;

(ii) the Excluded Pledged Equity Interests; and

(iii) the Factored Property.

(s) “Excluded Pledged Equity Interests” means all of the common stock of each of PCI and TCI.

(t) “Factored Property” means any and all trade account receivable balances and customer invoices and all other property and proceeds thereof sold to the Purchaser (as defined under the Factoring Agreement) from time to time under the Factoring Agreement.

(u) “Factoring Agreement” means, that certain Factoring and Security Agreement dated as of August 10, 2006, by and between PCI and Lender, as the same may be amended, restated, supplemented, extended, or otherwise modified from time to time.

(v) “Factoring Obligations” means, on any date of determination, all payment obligations of PCI to Thermo Credit, LLC, under the Factoring Agreement, determined after giving effect to the exercise by Thermo Credit, LLC of its rights and remedies against and application of funds contained in the Thermo Contingency Account (as defined in the Factoring Agreement) to such payment obligations.

(w) “FCC” means the U.S. Federal Communications Commission, and any successor.

(x) “FCC Licenses” means all licenses and permits issued by the FCC to Debtor that are necessary and required by the FCC to conduct its business.

(y) “GAAP” means generally accepted accounting principles in the United States as in effect from time to time, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified

Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are reasonably comparable in all material respects to those accounting principles applied in a preceding period.

(z) “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(aa) “Government Receivable” means any account where the account debtor with respect to such account is a State or Federal governmental agency, office, municipality or other government authority or political subdivision thereof.

(bb) “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

(cc) “Hedging Agreement” means (i) any agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement or arrangement (including any option to enter into any of the foregoing) designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, (ii) any combination of the foregoing, and (iii) a master agreement for any of the foregoing together with all supplements, all as amended, restated, supplemented or otherwise modified from time to time.

(dd) “Hedging Obligations” means all existing or future payment and other obligations, including obligations arising from early termination, of the Borrower arising under or in connection with any Hedging Agreement.

(ee) “Indebtedness” means (i) all indebtedness, obligations, and liabilities of Debtor to Lender of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several and in solido, or joint and several and in solido, under the Note, this Agreement or any of the other Loan Documents, or Factoring Agreement Obligations, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all obligations of Obligors to Lender under the Loan Documents, (iv) all costs and expenses reasonably incurred by Lender in connection with the enforcement of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the Collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and payment obligations described in (i), (ii), (iii) and (iv) above; provided, however, that if on any date Thermo Credit, LLC is either no longer the Purchaser (as defined under the Factoring Agreement) under the Factoring Agreement or is no longer the Lender under this Agreement, the Factoring Obligations shall not constitute part of the Indebtedness for purposes of this Agreement and the Loan Documents on such date.

(ff) “Intercompany Debt” has the meaning specified in Section 8(b)(ii).

(gg) “Licenses” means the patent, trademark or copyright license agreements of a Person as any of the same may from time to time be amended or supplemented and those licenses which are hereafter obtained or acquired by such Person.

(hh) “Loan Documents” means this Agreement, the Note, and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining to the Loans.

(ii) “Loans” means all advances under the Revolving Credit Facility as established pursuant to the Loan Documents from time to time.

(jj) “Local Governmental Authority” means any state, local, city or county Governmental Authority.

(kk) “Mandatory Principal Payments” principal payments required under the Note.

(ll) “Material Adverse Effect” means a material adverse effect on (i) the business, assets, property, operations, or financial condition, of Debtor and its consolidated Subsidiaries, taken as a whole, (ii) the ability of the Obligors (taken as a whole) to pay the Indebtedness, (iii) any of the material rights of or material benefits available to Lender under the Loan Documents, or (iv) the validity or enforceability of the Loan Documents.

(mm) “Monthly Step Down” shall mean, for each month, commencing with the seventh (7th) full month following the effective date of this Agreement, an amount equal to the average principal balance outstanding for that month divided by sixty (60).

(nn) “Note” means, collectively, any promissory note evidencing all or part of the Indebtedness from time to time (as any such Note may be amended, modified or restated from time to time), including but not limited to that certain Promissory Note dated as of the Closing Date, executed by Debtor in favor of Lender, in the original principal amount of $5,000,000.00.

(oo) “Obligors” means Debtor or any other Person who guaranteed or is otherwise obligated to pay or perform all or any portion of Indebtedness.

(pp) “Patents” means all right, title and interest in and to the patent applications and patents of a Person and those patents which are hereafter obtained or acquired by

Person and all registrations, applications and recordings thereof, including, without limitation, all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and all applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, or any State thereof, all whether now owned or hereafter acquired by such Person.

(qq) “Permitted Acquisition” means any Acquisition after the date of this Agreement with respect to which all of the following conditions shall have been satisfied:

(i) Debtor shall be in compliance, on a pro forma basis after giving effect to such Acquisition, with the covenants contained in Section 9, in each case recomputed as at the last day of the most recently ended fiscal quarter of Debtor;

(ii) all governmental approvals necessary to permit the consummation of the Acquisition have been obtained and are in full force and effect;

(iii) the Acquisition shall be approved by the Board of Directors or other comparable governing body (or a majority of holders of the equity interests) of the Person whose assets or equity interests are being acquired pursuant to such Acquisition); and

(iv) no Event of Default shall then exist or shall result after giving effect to the Acquisition.

(rr) “Permitted Encumbrances” means the following encumbrances: (i) liens for taxes, assessments, fees or other governmental charges or levies not yet delinquent or liens for taxes, assessments, fees or other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (ii) liens in respect of Property of a Person imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Debt for borrowed money, such as carriers’, materialmen’s, warehousemen’s, repairmen’s, suppliers, shipper’s, vendors, carriers and mechanics’ liens, statutory and common law landlord’s liens, and other similar liens arising in the ordinary course of business, and which either (1) do not in the aggregate materially detract from the value of such Property or materially impair the use thereof in the operation of the business of a Person, or (2) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such lien; (iii) liens created by or pursuant to the Loan Documents; (iv) liens in existence on the Closing Date which are listed, and the Property subject thereto described, on Schedule 1(rr); (v) liens arising from judgments, decrees, awards or attachments in circumstances not constituting an Event of Default under Section 12(f); (vi) liens (1) incurred or deposits made in the ordinary course of business in connection with general insurance maintained by a Person, (2) incurred or pledges or deposits made in the ordinary course of business of a Person in connection with workers’ compensation, unemployment insurance, and other types of social security, (3) to secure the performance by any Person of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) to the extent incurred in the ordinary course of business, and (4) to secure the performance by a Person of leases of real property, to the extent incurred or made in the ordinary course of business consistent with past practices; (vii) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of a Person; (viii) easements, rights-of-way, restrictions, minor defects or irregularities in title, servitudes, encroachments, reservations, permits, variations, covenants, zoning and building restrictions and ordinances, and other similar charges or encumbrances, in each case not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of a Person; (ix) liens constituting rights of first refusal, options or other contractual rights to purchase, sell, assign or otherwise dispose of any assets or property, or any interest therein, the purchase, sale or other disposition of which is not prohibited by this Agreement; (x) liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Debtor in the ordinary course of business; (xi) liens arising from precautionary Code financing statements regarding operating leases; (xii) liens created pursuant to or in connection with Capital Lease Obligations permitted under Section 8(b)(v), provided that (1) such liens only serve to secure the payment of rent or indebtedness arising under such capital leases, and (2) the liens encumbering the assets leased or purported to be leased under such capital leases do not encumber any other assets of a Person; (xiii) (1) those liens, encumbrances, hypothecations and other matters affecting title to any real property and found reasonably acceptable by Lender or insured against by title insurance, (2) as to any particular real property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which could not reasonably be expected to materially impair such real property for the purpose for which it is held by the mortgagor or grantor thereof, or the lien or hypothec held by Lender, or any other lien or encumbrance expressly permitted under any mortgage or deed of trust made by Debtor for the benefit of Lender, (3) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor or grantor thereof of the premises, (4) general real estate taxes and assessments not yet delinquent, (5) any lien that would be disclosed on a true, correct and complete survey of the real property that does not materially affect the use or enjoyment of the real property as it is currently being used, and (6) such other similar items as Lender may consent to; (xiv) liens in equipment, fixtures and other Property (other than those that are replacements of existing equipment, fixtures and other Property) arising pursuant to purchase money security interests securing indebtedness representing the purchase price of assets acquired after the Closing Date; provided that (1) any such liens attach only to the assets so purchased, upgrades thereon and, if the asset so purchased is an upgrade, the original asset itself (and such other assets financed by the same financing source) and proceeds thereof, (2) the indebtedness secured by any such lien does not exceed the original purchase price of the property being purchased at the time of the incurrence of such indebtedness, and (3) the indebtedness secured thereby is permitted to be incurred pursuant to this Agreement; (xv) liens granted to or created or arising (A) in favor of banks, financial institutions and other Persons with respect to letters of credit issued for the account of Debtor, and certificates of deposit pledged by Debtor, in either case to secure Debt permitted under Section 8(b)(x) and (B) to secure Hedging Obligations permitted under Section 8(b)(vi); (xvi) bankers’ liens, rights of set-off or similar rights with respect to deposit, disbursement or concentration accounts maintained with such banks or other financial institutions; (xvii) liens existing on any property or asset at the time of the acquisition or construction thereof by Debtor, in each case whether or not assumed by Debtor, securing Debt permitted under Section 8(b); provided that (A) such lien is not created in contemplation of or in connection with such acquisition or construction, as applicable, (B) such lien shall not apply to any other property or assets of Debtor and (C) such lien shall secure only those obligations which it secures on the date of such acquisition or construction, as applicable, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount secured thereby; (xviii) liens existing on any property or asset of, or on the equity interests of, any Person that becomes a Subsidiary of Debtor after the date hereof prior to or at the time such Person becomes a Subsidiary, securing Debt permitted under Section 8(b)(xi) or 8(b)(xv), provided that (A) such lien shall not apply to any other property or assets of Debtor or any Subsidiary and (B) such lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as applicable, and extensions, renewals, restructurings and replacements thereof that do not increase the outstanding principal amount secured thereby; (xix) liens securing Subordinated Debt or Intercompany Debt permitted under this Agreement which liens are subordinated to the liens created under this Agreement on terms satisfactory to Lender; (xx) liens created under the Debtor Mortgage; and (xxi) liens incurred pursuant to the refunding, refinancing, replacement, renewal, restructuring or extension of any other lien permitted under this definition that do not increase the outstanding principal amount secured thereby. For the avoidance of doubt, the term “lien” as used herein shall mean and include any lien, security interest, pledge, or other encumbrance.

(ss) “Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

(tt) “Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person.

(uu) “Reducing Loan Availability” means the aggregate amount of each Monthly Step Down.

(vv) “Subordinated Debt” has the meaning specified in Section 9(d)(vi).

(ww) “Subsidiary” means any entity (i) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by a Person and/or its Subsidiaries, and (ii) which is treated as a subsidiary in accordance with GAAP.

(xx) “Trademarks” means the registered trademarks and pending applications of a Person and those trademarks which are hereafter adopted or acquired by such Person, and all right, title and interest therein and thereto, and all registrations, applications, and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, all whether now owned or hereafter acquired by such Person.

All financial covenants for Debtor shall be calculated for purposes of this Agreement on a combined and consolidated basis.

All words and phrases used herein shall have the meaning specified in the Code except to the extent such meaning is inconsistent with this Agreement. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Any accounting term used in the Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied. In the event that any “Accounting Change” (as defined below) shall occur and such change requires a change in the method of calculation of financial covenants contained in Article 9 of this Agreement, then Debtor and Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating Debtor’s financial condition shall be substantially similar after such Accounting Changes as if such Accounting Changes had not been made. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standard Board of the American Institute of Certified Public Accountants or, if applicable, the U.S. Securities and Exchange Commission (“SEC”). Notwithstanding any term or provision in this Agreement or any other Loan Document, Debtor and Lender have agreed that the Debtor may use the fair value methodology for calculating the balance sheet. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

2. Revolving Credit Facility.

(a) Joint, Several and In Solido Liability. TCI, TLI, PCI and any other Person named or identified as a Debtor under the Loan Documents from time to time hereby irrevocably and unconditionally: (i) agree that each is JOINTLY, SEVERALLY AND IN SOLIDO liable to Lender for the full and prompt payment and performance of the Indebtedness under the Loan Documents in accordance with the terms thereof; and (ii) agree to fully and promptly perform all of their obligations hereunder and the other Loan Documents with respect to each Loan hereunder as if such Loan had been made directly to it. Debtor hereby designates TCI as its representative and agent on its behalf for the purposes of giving instructions with respect to the disbursement of the proceeds of the

Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of Debtor under the Loan Documents. TCI hereby accepts such appointment. Lender may regard any notice or other communication pursuant to any Loan Document from TCI as a notice or communication from Debtor. Each warranty, covenant, agreement and undertaking made on behalf of Debtor by TCI shall be deemed for all purposes to have been made by Debtor and shall be binding upon and enforceable against Debtor to the same extent as it if the same had been made directly by Debtor.

(b) Cross-Guaranty. Debtor hereby agrees that Debtor is JOINTLY SEVERALLY AND IN SOLIDO liable for, and hereby absolutely and unconditionally guarantees to Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Indebtedness owed or hereafter owing to Lender by Debtor; provided TCI and TLI will guaranty only the payment of the Factoring Obligations and not the performance of the Factoring Obligations. Debtor agrees that its guaranty obligation hereunder is a continuing guaranty of payment and not of collection, that its obligations under this Section 2(b) shall not be discharged until payment and performance (subject to the proviso in the immediately preceding sentence) in full of the Indebtedness has occurred, and that its obligations under this Section 2(b) shall be absolute and unconditional, irrespective of, and unaffected by:

(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Debtor is or may become a party;

(ii) the absence of any action to enforce this Agreement, including this Section 2(b), or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions thereof;

(iii) the existence, value or condition of, or failure to perfect its lien against, any security or Collateral for the Indebtedness or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security or Collateral);

(iv) the insolvency of any Obligor; or

(v) any other action or circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Debtor shall be regarded, and shall be in the same position, as principal debtor with respect to the Indebtedness guaranteed hereunder. Notwithstanding any provision herein contained to the contrary, Debtor’s liability under this Section 2(b), which liability is in addition to amounts for which such Debtor is liable under Section 2(a), shall be limited to an amount not to exceed as of any date of determination the greater of: (i) the net amount of all Loans advanced to any Debtor under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, Debtor; and (ii) the amount that could be claimed by Lender from Debtor under this Section 2(b) without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, Debtor’s right of contribution and indemnification from each other Debtor. To the extent that Debtor shall make a payment under this Section 2(b) of all or any of the Indebtedness (other than Loans made to Debtor for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any Debtor, exceeds the amount that such Debtor would otherwise have paid if each Debtor had paid the aggregate Indebtedness satisfied by such Guarantor Payment in the same proportion that such Debtor’s Allocable Amount (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of Debtor as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Indebtedness, such Debtor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Debtor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. As of any date of determination, the “Allocable Amount” of any Debtor shall be equal to the maximum amount of the claim that could then be recovered from such Debtor under this Section 2(b) without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. This Section 2(b) is intended only to define the relative rights of Debtor and nothing set forth herein is intended to or shall impair the obligations of Debtor, jointly, severally and in solido, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement. Nothing contained in this Section 2(b) shall limit the liability of any Debtor to pay the Loans made directly or indirectly to that Debtor and accrued interest, fees and expenses with respect thereto for which such Debtor shall be primarily liable. The liability of Debtor under this Section 2(b) is in addition to and shall be cumulative with all other liabilities of Debtor to Lender under the Loan Documents to which such Debtor is a party, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

(c) Revolving Credit Facility. Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to lend to Debtor an aggregate sum not to exceed at any time the lesser of (i) an amount equal to the Borrowing Base existing at such time or (ii) (A) FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) minus (B) the Reducing Loan Availability at such time (the “Revolving Credit Facility”), on a revolving basis from time to time during the period commencing on the date hereof and continuing until the second (2nd) anniversary of the Closing Date, or such other date as may be established by a written instrument between Debtor and Lender from time to time (the “Revolving Credit Maturity Date”). If at any time the sum of the aggregate principal amount of Loans outstanding hereunder exceeds the lesser of the amount of the Revolving Credit Facility or the Borrowing Base (after giving effect to Section 2(e)), such amounts shall be deemed an “Overadvance.” Debtor shall repay the amount of such Overadvance within one (1) Business Day after the date of determination thereof (after giving effect to Section 2(e)) plus all accrued and unpaid interest thereon upon written demand from Lender; provided interest shall not accrue at the Default Rate until after such date of determination. Notwithstanding anything contained herein to the contrary, an Overadvance shall be considered a Loan and shall bear interest at the Default Rate as set forth in the Revolving Credit Note and be secured by this Agreement. Subject to the terms and conditions hereof, Debtor may borrow, repay and reborrow funds under the Revolving Credit Facility.

(d) Certain Defined Terms Relating to the Revolving Credit Facility. As used in this Agreement, the following terms shall have the following meanings:

(i) “Borrowing Base” means, on any date of determination, an amount equal to the sum of each of the following on such date of determination:

(1) eighty percent (80.00%) of the amount of Debtor’s Eligible Real Estate;

(2) twenty-five percent (25.00%) of the amount of Debtor’s Eligible Equipment;

(3) fifty percent (50.00%) of the amount of Debtor’s Eligible Infrastructure;

(4) sixty percent (60.00%) of Debtor’s Eligible Inventory (except forty percent (40.00%) in the case of parts for two way radios);

(5) eighty-five percent (85.00%) of the amount of Debtor’s Eligible Accounts; and

(6) fifty percent (50.00%) of Debtor’s Eligible Intangibles;

(ii) “Eligible Accounts” means, at any time, all accounts receivable of Debtor, created in the ordinary course of business that satisfy the following conditions:

(1) The account complies in all material respects with all applicable laws, rules, and regulations;

(2) The account has not been outstanding for more than ninety (90) days past the original date of invoice;

(3) The account does not represent a commission and the account was created under an enforceable contract in connection with (A) the sale of goods by Debtor in the ordinary course of business and such sale has been consummated and such goods have been shipped and delivered and received by the account debtor, or (B) the performance of services by Debtor in the ordinary course of business and such services have been completed and accepted by the account debtor;

(4) The account does not arise from the sale of any good that is on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment, or any other repurchase or return basis;

(5) Debtor has good and marketable title to the account and the account is not subject to any lien except liens in favor of Lender;

(6) The account is not subject to any factoring agreement;

(7) The account does not arise out of a contract with or order from an account debtor that, by its express terms, prohibits or makes void or unenforceable the grant of a security interest by Debtor to Lender in and to such account;

(8) The account is not subject to any setoff, counterclaim, defense, dispute, recoupment, or negative adjustment other than normal discounts for prompt payment (provided, however, that the portion of any such account that is not subject to any such setoff, counterclaim, defense, dispute, recoupment, or negative adjustment shall be an Eligible Account);

(9) The account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts generally as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

(10) The account is not evidenced by chattel paper or an instrument that has not been received by Debtor and delivered to Lender;

(11) No payment or other material default exists under the account by the Debtor or the account debtor;

(12) The account debtor has not returned to Debtor or refused to retain, or otherwise notified Debtor of any material dispute concerning, or claimed nonconformity of any material portion of the goods from the sale of which the account arose;

(13) The account is not owed by an Affiliate, Subsidiary, employee, officer, director or equity holder of Debtor;

(14) The account is payable in U.S. Dollars by the account debtor;

(15) The account shall be ineligible if the account debtor is domiciled in any country other than the United States of America;

(16) The account shall be ineligible if more than twenty percent (20.00%) of the aggregate balances then outstanding on other accounts owed by such account debtor and its Affiliates (other than an account debtor which is a Local Governmental Authority or any of its Affiliates) to Debtor are more than ninety (90) days past the dates of their original invoices (provided that any accounts that are the subject of a good faith bona-fide dispute shall be excluded from the percentage limitation calculation in this sub-section (16));

(17) The account shall be ineligible if the account debtor is the United States of America or any department, agency, or instrumentality thereof, and the Federal Assignment of Claims Act of 1940, as amended, shall not have been complied with;

(18) The account (or portion thereof) shall be ineligible if and to the extent the aggregate of all accounts (i) owed by the account debtor and its Affiliates (other than a Local Governmental Authority or any of its Affiliates) to which the account relates, when taken together with such account or portion thereof, exceeds twenty percent (20.00%) of all accounts then owed by all of Debtor’s account debtors, and (ii) owed by an account debtor that is a Local Governmental Authority to which the account relates, when taken together with such account or portion thereof, exceeds thirty percent (30.00%) of all accounts then owed by all of Debtor’s account debtors; and

(19) The account is otherwise acceptable in the reasonable discretion of Lender.

The amount of the Eligible Accounts owed by an account debtor to Debtor on any date of determination shall be reduced by the amount of all “contra accounts” owed by Debtor to such account debtor on such date of determination. In the event that Lender, at any time in its reasonable discretion, determines that the dollar amount of any Eligible Account collectable by Debtor is reduced or diluted as a result of discounts or rebates granted by Debtor, returned, rejected or disputed goods or services, or such other reasons or factors as Lender reasonably and in good faith deems applicable, Lender may reduce the amount of (or, if such amount is reduced or diluted to an amount equal to zero, exclude) any such Eligible Account included within the Borrowing Base by an amount determined by Lender in its reasonable discretion.

(iii) “Eligible Equipment” means, at any time, all equipment then owned by (and in the possession or under the control of) Debtor in which Lender has a perfected, first priority security interest (subject to Permitted Encumbrances), valued at the lower of cost or fair market value. Eligible Equipment shall not include (1) equipment that is not in good condition (ordinary wear and tear excepted), (2) equipment with respect to which a valid and documented claim initiated in a legal proceeding against Debtor exists disputing Debtor’s title to or right to own and possess such equipment, (3) equipment that does not comply in any material respect with any applicable law, rule, or regulation or any standard imposed by any Governmental Authority with regard to its manufacture, use, or sale, and (4) equipment that is materially damaged or obsolete so as to have no fair market value.

(iv) “Eligible Infrastructure” means, at any time, the two-way radio lease fleet and related two-way infrastructure then owned by Debtor, in which Lender has a perfected, first priority security interest (subject to Permitted Encumbrances), in an amount valued by Lender in its reasonable discretion. Eligible Infrastructure shall not include: (1) items that are not in good condition (ordinary wear and tear excepted), (2) items with respect to which a valid and documented claim initiated in legal proceeding against claim against Debtor exists disputing Debtor’s title to or right to own and possess such items, (3) items that do not comply in any material respect with any applicable law, rule, or regulation or any standard imposed by any Governmental Authority with regard to its manufacture, use, or sale, and (4) items that are materially damaged or obsolete so as to have no fair market value.

(v) “Eligible Intangibles” means, at any time, the following general intangibles then owned by Debtor, in which Lender has a perfected, first priority security interest (subject to Permitted Encumbrances), in an amount equal to the fair market value (as determined by Lender in its reasonable discretion): (1) FCC Licenses, (2) GeoFleet Property, (3) Two Way Customer Lists, (4) the AT&T Contracts and Accounts, (5) the wholesale distribution business of TCI, and (6) such other intangibles approved by Lender in its reasonable discretion from time to time.

(vi) “Eligible Inventory” means, at any time, all inventory of finished goods or parts then owned by Debtor (and in the possession or under the control of) Debtor) (other than inventory which is located in any third party warehouse or is in the possession of a bailee and is evidenced by bills of lading, unless such warehouseman or bailee has delivered to Lender under a Collateral Access Agreement and such other documentation as the Lender may require and held for sale or disposition in the ordinary course of Debtor’s business, in which Lender has a perfected, first priority security interest (subject to Permitted Encumbrances), valued at the lower of actual cost or fair market value. Eligible Inventory shall not include (1) inventory that has been shipped or delivered to a customer on consignment, a sale-or-return basis, or on the basis of any similar understanding, (2) inventory with respect to which a valid and documented claim initiated in a legal proceeding against Debtor exists disputing Debtor’s title to or right to own and possess such inventory, (3) inventory that does not comply in any material respect with any applicable law, rule, or regulation imposed by any Governmental Authority with respect to its manufacture, use, or sale, (4) inventory that is materially damaged, slow moving, or otherwise not readily saleable, (5) inventory covered by negotiable warehouse receipts or other document of title (unless such warehouse receipts are in the possession of Lender for the purpose of perfecting Lender’s security interest therein (or such inventory is covered by a Collateral Access Agreement)), (6) inventory held solely for rental or lease, (7) inventory that Lender, in its reasonable discretion, has determined to be unmarketable, (8) the sale of which is subject to third-party intellectual property agreements, and (9) inventory that requires consent of a third-party for manufacture or sale.

(vii) “Eligible Real Estate” means, at any time, (A) the land and buildings known 5718 Airport Freeway, 5722 Airport Freeway and 705 East Daggett Avenue located in Tarrant County, Fort Worth, Texas (collectively “Fort Worth Real Estate”)owned by Debtor, in an amount equal to the fair market value thereof (as determined by Debtor pursuant to third party appraisals of such Property) minus the outstanding principal amount of any third party loans secured by such land and buildings and (B) the land and building known as 2121 Old Henderson Highway located in Smith County, Tyler, Texas, owned by Debtor, in an amount equal to the fair market value thereof (as determined by Debtor).

(e) Borrowing Base Redeterminations. Notwithstanding any term or provision in Section 2(d):

(1) the value of any Property included in the Borrowing Base shall be determined by the method of valuation set forth in the Borrowing Base Report proposed by Debtor and approved by Lender and, once an initial method of valuation for or in respect of any such Property has been agreed to by Borrower and Lender, that method shall not change unless agreed to by Borrower and Lender; and

(2) if at any time Lender in its reasonable judgment acting in good faith determines that any item of Property of Debtor constituting part of the Borrowing Base at such time either (A) should no longer be included in the Borrowing Base because such item of Property no longer satisfies, in the reasonable judgment of Lender, one or more of the applicable requirements of Eligible Real Estate, Eligible Equipment, Eligible Infrastructure, Eligible Inventory, Eligible Accounts or Eligible Intangibles (as applicable), or (B) the value of such item of Property should be an amount other than the value thereof proposed by Debtor in a Borrowing Base Report or otherwise be redetermined for Borrowing Base purposes, then Lender shall, prior to excluding such item of Property from the Borrowing Base or prior to redetermining the value of such item of Property for Borrowing Base purposes (as applicable), provide written notice (“Borrowing Base Notice”) to Debtor of Lender’s intent to exclude such item of Property from the Borrowing Base or to redetermine the value of such item of Property for Borrowing Base purposes (as applicable), setting forth in reasonable detail such proposed exclusion or redetermination and the basis therefor, and Lender and Debtor shall in good faith consult with each other in an attempt to resolve such matter prior to the Lender enforcing such exclusion or redetermination and, if the Debtor and Lender cannot resolve the matter within sixty (60) days after Lender provides the Borrowing Base Notice to Debtor, Lender’s determination as to such matter shall control.

(f) Funding. Lender reserves the right to require one (1) Business Day prior notice of each Loan under the Revolving Credit Facility, specifying the aggregate amount of such Loan together with any documentation relating thereto as Lender may reasonably request; including, but not limited to, a Borrowing Base report. Debtor shall give Lender notice of each Loan under the Revolving Credit Facility by no later than 1:00 p.m. (New Orleans, Louisiana time) on the date provided herein. Lender at its option may accept telephonic requests for such Loan, provided that such acceptance shall not constitute a waiver of Lender’s right to require delivery of a written request in connection with subsequent Loans. Lender shall have no liability to Debtor for any loss or damage suffered by Debtor as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Debtor and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. Subject to the terms and conditions of this Agreement, each Loan under this Section shall be made available to Debtor by depositing the same, in immediately available funds, in an account of Debtor designated by Debtor or by paying the proceeds of such Loan to a third party designated by Debtor.

(g) Use of Proceeds. The Loans under the Revolving Credit Facility shall be used by Debtor for working capital and other organizational purposes; (including, without limitation, to make any dividends and distributions permitted under Section 8(e) of this Agreement).

(h) Fees. Debtor agrees to pay to Lender:

(i) An unused facility fee on the daily average unused amount of the Revolving Credit Facility for the period from and including the date of this Agreement to and including the Revolving Credit Maturity Date, at the rate of one quarter of one percent (0.25%) per annum based on a 360 day year and the actual number of days elapsed. For the purpose of calculating the facility fee hereunder, the Revolving Credit Facility shall be deemed utilized by the amount of all outstanding Loans under the Revolving Credit Facility. The accrued facility fee shall be payable in arrears on the first Business Day of each calendar quarter and on the Revolving Maturity Date;

(ii) A commitment fee equal to $75,000 for the establishment of the Revolving Credit Facility. An amount equal to $37,500 of the commitment fee shall be due and payable on the Closing Date and $37,500 of the commitment fee shall be due and payable on the first anniversary of the Closing Date and the entire amount of the commitment fee shall be deemed to be fully earned as of the Closing Date. The commitment fee shall be to compensate Lender for its reserving funds to make the Loans under the Revolving Credit Facility until the Revolving Credit Maturity Date; and

(iii) An origination fee equal to $50,000 for the establishment of the Revolving Credit Facility. The origination fee shall be due and payable on the Closing Date and shall be deemed fully earned as of the Closing Date. The origination fee shall be to compensate Lender for its costs and expenses in the origination and structuring of the Revolving Credit Facility.

3. Note, Rate and Computation of Interest. The Revolving Credit Facility shall be evidenced by a promissory note (together with any amendments, modifications, replacements, substitutions, restatements, renewals, extensions and increases thereof, the “Revolving Credit Note”) duly executed by Debtor and payable to the order of Lender, in form and substance acceptable to Lender. Interest on the Note shall accrue at the rates set forth therein. The principal of and interest on the Note shall be due and payable in accordance with the respective terms and conditions set forth in the Note and in this Agreement.

4. Collateral.

(a) Grant of Security Interest. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness, Debtor hereby pledges to and grants Lender, a security interest in, all of Debtor’s right, title and interest in the Collateral, whether now owned by Debtor or hereafter acquired and whether now existing or hereafter coming into existence. If Debtor at any time holds or acquires a commercial tort claim, Debtor shall notify Lender in writing within ten (10) Business Days of such occurrence with the details thereof and grant to Lender a security interest therein or lien thereon and in the proceeds thereof, in form and substance reasonably satisfactory to Lender.

(b) Additional Documents. To secure full and complete payment and performance of the Indebtedness, Debtor shall execute and cause to be executed such further documents and instruments, as Lender, in its reasonable discretion, deems necessary or desirable to create, evidence, preserve, and perfect its liens and security interests in the Collateral. In the event any of the Loan Documents evidencing or securing the Indebtedness misrepresents or inaccurately reflects the correct terms and/or provisions of the Indebtedness, each Obligor shall upon request by Lender and in order to correct such mistake, execute such new documents or initial corrected, original documents as Lender may deem necessary to remedy said errors or mistakes. Each Obligor shall execute such other documents as Lender shall deem reasonably necessary to correct any defects or deficiencies in the Loan Documents.

(c) Setoff. If an Event of Default shall have occurred and be continuing, Lender shall have the right to set off and apply against the Indebtedness in such manner as Lender may determine, at any time and without notice to Debtor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Debtor whether or not such Indebtedness is then due. As further security for such Indebtedness, Debtor hereby grants to Lender a security interest in all money, instruments, and other Property of Debtor now or hereafter held by Lender, including, without limitation, Property held in safekeeping (in each case other than Property which is covered by or subject to the Factoring Agreement). In addition to Lender’s right of setoff and as further security for the Indebtedness, Debtor hereby grants to Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Debtor now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Debtor (in each case other than Property which is covered by or subject to the Factoring Agreement). The rights and remedies of Lender hereunder are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

(d) Satisfaction of Indebtedness. Until the Indebtedness has been paid in full (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) and the commitments of Lender under the Revolving Credit Facility have been terminated, Lender shall be entitled to retain the security interests created under this Agreement or any other Loan Documents and the ability to exercise all rights and remedies available to Lender under the Loan Documents and applicable laws.

5. Conditions Precedent.

(a) Initial Loans. The obligation of Lender to make the initial Loan under the Revolving Credit Facility is subject to the condition precedent that Lender shall have received on or before the day of such Loan all of the following, each dated (unless otherwise indicated) as of the Closing Date:

(i) Resolutions. Resolutions of the governing body of each Obligor that is not a natural Person, in form and substance reasonably acceptable to Lender, certified by an authorized officer or representative of such Obligor, which authorize the execution, delivery, and performance of the Loan Documents to which such Obligor is a party;

(ii) Incumbency Certificate. A certificate, in form and substance reasonably acceptable to Lender, of incumbency certified by an authorized officer or representative of an Obligor certifying the names of the individuals or other Persons authorized to sign the Loan Documents to which any Obligor that is not a natural Person is to be a party (including the certificates contemplated herein) together with specimen signatures of such Persons;

(iii) Constituent Documents. The Constituent Documents of each Obligor that is not a natural Person, certified to Lender as being true and correct as of the date of this Agreement;

(iv) Governmental Certificates. Certificates of the appropriate government officials of the state of organization of each Obligor that is not a natural Person, and, if and to the extent required by Lender, and any state such Obligor is currently doing business in, certifying as to the existence, qualification and good standing of such Obligor, dated within twenty (20) Business Days of the date of this Agreement;

(v) Loan Documents. The Loan Documents executed by each Obligor party thereto;

(vi) Financing Statements. Code financing statements covering the Collateral shall have been filed with such filing offices as Lender may request;

(vii) Insurance Matters. Copies of insurance certificates describing all insurance policies of Debtor, together with loss payable and lender endorsements in favor of Lender with respect to all insurance policies covering the Collateral;

(viii) Uniform Commercial Code Search. The results of a Code search showing all financing statements on file against Debtor in such jurisdictions as Lender may reasonably request;

(ix) Fees and Expenses. Evidence that the reasonable and documented costs and expenses of Lender (including reasonable and documented attorneys’ fees) and all fees owing by Debtor to Lender on or prior to the Closing Date under this Agreement, shall have been paid in full by Debtor which may be paid using proceeds from the first advance under the Revolving Credit Facility;

(x) Opinion of Debtor’s Counsel. The opinion of Obligor’s counsel, in form and substance reasonably acceptable to Lender, as to (A) the existence and due organization of such Obligor (if not a natural Person) or the legal capacity of such Obligor (if a natural Person), (B) the due authorization and execution of the Loan Documents, (C) the enforceability of the Loan Documents, (D) the perfection of Lender’s security interest in the Collateral, and (E) such other matters as may be reasonably requested by Lender and its counsel;

(xi) Real Property. Lender shall have received (A) a title report in form and substance satisfactory to Lender, for real property described in the Mortgage is free and clear of any and all title defects, and encumbrances whatsoever, except for and subject only to Permitted Encumbrances and such additional exceptions as may be approved by Lender in its reasonable discretion, and (B) the original current appraisal of such real property in accordance with appraisal instructions reasonably acceptable to Lender in all respects, prepared by an appraiser reasonably satisfactory in all respects to Lender and reflecting a value of such real property; and

(xii) Other Matters. Such other documents and agreements as may be required by Lender in its reasonable discretion.

(b) All Loans. The obligation of Lender to make any Loan shall be subject to the following additional conditions precedent:

(i) Request for Loan. Lender shall have received, in accordance with this Agreement, a request for a Loan in form and content reasonably satisfactory to Lender in its reasonable discretion dated as of the date of request and executed by an authorized officer of Debtor;

(ii) No Event of Default, Etc. No Event of Default, or event which with the passage of time and/or notice would be an Event of Default, shall have occurred and be continuing, or would result from or after giving effect to such Loan; and

(iii) Representations and Warranties. All of the representations and warranties contained in the Loan Documents shall be true and correct in all material respects on and as of the date of such Loan with the same force and effect as if such representations and warranties had been made on and as of such date.

6. Representations and Warranties. Each Obligor hereby represents and warrants, and upon each request for a Loan represents and warrants, to Lender as follows:

(a) Existence. Debtor (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Debtor has the power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party. The federal tax identification number and state organizational number for Debtor are set forth below:

Debtor	Federal Tax Identification Number	State Organizational Identification Number
TCI	75-2556090	2409867
TLI	75-2566360	2446781
PCI	75-1441776	33786600

(b) Binding Obligations. The execution, delivery, and performance of the Loan Documents by each Obligor have been duly authorized by all necessary organizational action by such Obligor, and constitute legal, valid and binding obligations of such Obligor, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(c) No Consent. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated thereby, do not (i)

conflict with, result in a violation of, or constitute a default under (A) any provision of the Constituent Documents (if any) or other instrument binding upon any Obligor, (B) any law, governmental regulation, court decree or order applicable to any Obligor, or (C) any material contractual obligation, agreement, judgment, license, order or permit applicable to or binding upon any Obligor, (ii) require the consent, approval or authorization of any third party, except as provided in Schedule 6(c)(ii) or (iii) result in or require the creation of any lien, charge or encumbrance upon any Property of any Obligor, except as may be expressly contemplated in or permitted under the Loan Documents.

(d) Financial Condition. Each financial statement of each Obligor supplied to Lender truly discloses and fairly presents in all material respects such Person’s financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Debtor and its consolidated Subsidiaries and any other Obligor (taken as a whole) subsequent to the date of the most recent financial statement delivered by Debtor to Lender that would materially and adversely affect Debtor’s ability to repay the Indebtedness then outstanding under the Loan Documents.

(e) Operation of Business. Debtor possesses all material contracts, licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, required to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and Debtor is not to its knowledge in violation of any valid rights of others with respect to any of the foregoing, except for any failures of possession or any violations that could not reasonably be expected to result in a Material Adverse Effect.

(f) Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Debtor, threatened in writing against or affecting any Obligor that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against any Obligor that would result in an Event of Default under Section 12(f).

(g) Rights in Properties; Liens. Debtor has good and marketable title to or valid leasehold interests in its material Properties, including such Properties reflected in the financial statements provided to Lender, and none of the Properties of Debtor is subject to any lien, except Permitted Encumbrances.

(h) Debt. Debtor has no Debt other than Permitted Indebtedness.

(i) Disclosure. No statement, information, report, representation, or warranty made by any Obligor in the Loan Documents or furnished by any Obligor to Lender in connection with the Loan Documents or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Obligor which would reasonably be expected to have a Material Adverse Effect.

(j) Subsidiaries, Ventures, Etc. Debtor has no Subsidiaries, Affiliates or joint ventures or partnerships other than those listed on Schedule 6(j) (as updated by Debtor from time to time) and such Schedule (as updated by Debtor from time to time) sets forth the jurisdiction of organization of each such Person and the percentage of Debtor’s ownership interest in such Person. All of the outstanding ownership interest of Person owned by Debtor and described in such Schedule (as updated by Debtor from time to time) has been validly issued, is fully paid, and is nonassessable.

(k) Material Agreements. Debtor is not a party to any indenture, loan, or credit agreement, or to any lease or other material agreement or instrument, or subject to any restriction in any of its Constituent Documents, which could reasonably be expected to have a Material Adverse Effect. Debtor is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business.

(l) Compliance with Laws. Debtor is not in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, the violation of which could reasonably be expected to have a Material Adverse Effect.

(m) Taxes; Governmental Charges. Each Obligor has filed all federal, and material state and local tax reports and returns required by any law or regulation to be filed by it or has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, except for any such taxes, duties or charges which are being challenged or disputed by any Obligor in good faith and pursuant to appropriate proceedings.

(n) Security Interest. Debtor has and will have at all times the power and authority to grant a security interest in the Collateral to Lender in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance, other than Permitted Encumbrances. This Agreement creates a legal, valid and binding first priority security interest (subject to Permitted Encumbrances) in favor of Lender in the Collateral securing the Indebtedness. Possession by Lender of certain types of Collateral from time to time or the filing of the financing statements delivered prior hereto or concurrently herewith by Debtor to Lender will perfect and establish the first priority of Lender’s security interest hereunder in the Collateral (to the extent that perfection can be accomplished through the filing of a financing statement or the possession of such Collateral) other than for the Permitted Encumbrances.

(o) Location. Debtor’s chief executive office and the office where the records concerning the Collateral are kept are at its address set forth on the signature page hereof.

(p) Environmental Matters. Except for matters disclosed in writing to Lender:

(i) Notice of Non-Compliance. Debtor and all of its Property and operations are in full compliance with all applicable Environmental Laws, except where non-compliance could not reasonably be expected to result in a Material Adverse Effect. Debtor is not aware of, nor has Debtor received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Debtor with all Environmental Laws, except where any of the foregoing could not reasonably be expected to have a Material Adverse Effect;

(ii) Permits. Debtor has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Debtor is in compliance with all of the terms and conditions of such permits, except where any of the foregoing could not reasonably be expected to result in a Material Adverse Effect;

(iii) Hazardous Materials. No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released by Debtor from any of the Property of Debtor, except to the extent in compliance with Environmental Laws or where any of the foregoing could not reasonably be expected to result in a Material Adverse Effect. The use which Debtor makes and intends to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Material on, in, or from any of their properties or assets, except to the extent in compliance with Environmental Laws or where any of the foregoing could not reasonably be expected to result in a Material Adverse Effect;

(iv) No Pending or Threatened Actions. To the knowledge of Debtor, neither Debtor or any of its currently or previously owned or leased Property or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to failure to comply with Environmental Laws; and

(v) No Conditions. There are no conditions or circumstances associated with the currently (or, to the best of Debtor’s knowledge, previously) owned or leased Property or operations of Debtor that could reasonably be expected to give rise to any Environmental Liabilities of Debtor.

(q) Solvency. On the Closing Date and on the date of each Loan, Debtor will be and after giving effect to the requested Loan, will be, able to pay its debts generally as they become due.

7. Affirmative Covenants. Until all Indebtedness of Debtor under the Loan Documents is paid or satisfied in full, and Lender has no further commitment to lend to Debtor under the Revolving Credit Facility, Debtor agrees and covenants as follows:

(a) Compliance with Laws. Debtor will conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all applicable statutes, rules, regulations or ordinances imposed by any Governmental

Authority upon Debtor and its businesses, operations and Properties (including without limitation, all applicable environmental statutes, rules, regulations and ordinances), except where the failure to perform or comply could not reasonably be expected to have a Material Adverse Effect.

(b) Payment of Obligations. Debtor will pay its obligations, including tax liabilities, that, if not paid, would become a lien on any of its Property (other than Permitted Encumbrances), before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) Debtor has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

(c) Maintenance and Conduct of Business. Debtor will (i) keep, maintain and preserve all Property (tangible and intangible) material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (ii) do or cause to be done all things necessary to preserve, renew and keep in full force and effect (A) its legal existence and (B) the rights, licenses, permits, privileges, agreements and franchises material to the conduct of its business except where any failure to do any of the foregoing could not reasonably be expected to result in a Material Adverse Effect.

(d) Books and Records; Inspection Rights. Debtor will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Debtor will permit any representatives designated by Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

(e) Insurance. Debtor will maintain fire insurance, comprehensive property damage, commercial general liability, public liability, worker’s compensation, business interruption and other insurance deemed reasonably necessary by Debtor (in consultation with Lender). Debtor will, at its own expense, maintain such insurance with respect to all Collateral against such risks, and in such form and with such insurers, as shall be deemed necessary by Debtor from time to time, and in such amounts as shall be deemed reasonably necessary by Debtor (and which shall be reasonably) satisfactory to Lender from time to time (provided that the aggregate value of such insurance shall not at any time be required to exceed the aggregate principal amount of Loans outstanding under this Agreement). Each policy of insurance maintained by Debtor shall (i) name Debtor and Lender as additional insured or loss payee, as the case may be, thereunder (without any representation or warranty by or obligation upon Lender) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Lender notwithstanding any action, inaction or breach of representation or warranty by Debtor, (iii) provide that there shall be no recourse against Lender for payment of premiums or other amounts with respect thereto, (iv) provide prior written notice of cancellation or of lapse shall be given to Lender by the insurer in accordance with the insurer’s commercial practices as adopted from time to time, and (v) be issued by an insurance company (x) licensed in the state where any of the Collateral is located and (y) having a rating of B+ or better by A.M. Best Co., in Best’s Rating Guide. Debtor will deliver to Lender original or duplicate policies of such insurance. Debtor will also, at the request of Lender, duly execute and deliver instruments of collateral assignment of such insurance policies during the continuation of an Event of Default and cause the respective insurers to acknowledge notice of such assignment. All insurance payments in respect of loss of or damage to any Collateral shall be paid to Lender and applied by Lender in accordance with the Loan Documents, provided, however, that so long as no Event of Default exists, Debtor may retain and use such insurance payments for the repair or replacement of such lost or damaged property or for any other business purpose not prohibited under this Agreement.]

(f) Compliance with Laws. Debtor will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(g) Compliance with Agreements. Debtor will comply, in all material respects with all material agreements, contracts, and instruments to which it is a party which affect its Properties or business.

(h) Additional Subsidiaries. If any Subsidiary of Debtor is formed or acquired after the Closing Date, Debtor will notify Lender thereof and, if Debtor elects to include all or substantially all of the Property of such Subsidiary in the Borrowing Base, then Debtor shall cause the equity interests in such Subsidiary (or the Property proposed to be included in the Borrowing Base) to be pledged to Lender before Lender will include such Property of Debtor in the Borrower Base. Notwithstanding the foregoing, the Property of any such Subsidiary will be included in the Borrowing Base only if they satisfy the applicable requirements for inclusion in the Borrowing Base under this Agreement.

(i) Notice of Indebtedness. Debtor will promptly inform Lender of the creation, incurrence or assumption by Debtor of any Debt not permitted under this Agreement.

(j) Notices of Material Events. Debtor will furnish to Lender prompt written notice of the following:

(i) the occurrence of any Event of Default;

(ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Debtor, or its Subsidiaries or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(iii) any and all material adverse changes in any Obligor’s financial condition and all claims made against any Obligor, in each case that constitute items required to be disclosed on U.S. Securities and Exchange Commission Form 8-K affect the financial condition of such Obligor; and

(iv) prior to entering into any agreement for the acquisition of substantially all of the assets of any other business entity, any such proposed acquisition.

Each notice delivered under this Section shall be accompanied by a statement of an executive officer of Debtor setting forth in reasonable detail the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(k) Ownership and Liens. Debtor will maintain good and marketable title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for Permitted Encumbrances. Debtor will cause any Code financing statement or other security instrument with respect to the Collateral to be terminated, except for Code financing statements evidencing Permitted Encumbrances. Debtor will defend at its expense Lender’s right, title and security interest in and to the Collateral against the claims of any third party.

(l) Accounts and General Intangibles. Debtor will, except as otherwise provided herein, collect, at Debtor’s own expense, all amounts due or to become due under each of the accounts and general intangibles of Debtor included in the Borrowing Base, except to the extent disclosed in writing to Lender. In connection with such collections, Debtor may and, at Lender’s direction during the continuance of an Event of Default, will take such action not otherwise forbidden herein as Debtor or Lender may deem reasonably necessary or advisable to enforce collection or performance of each of such accounts and general intangibles. Debtor will also duly perform and cause to be performed all of its material obligations with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each such account and all of its obligations to be performed under or with respect to the general intangibles, except to the extent disclosed in writing to Lender. Debtor also covenants and agrees to take any action and/or execute any documents that Lender may reasonably request in order to comply with applicable law relating to the assignment of such accounts.

(m) Chattel Paper, Documents and Instruments. Debtor will take such action as may be reasonably requested by Lender in order to cause any chattel paper, documents or instruments owned by Debtor and included in the Borrowing Base to be valid and enforceable and will cause all chattel paper, and instruments to have only one original counterpart. Upon request by Lender, Debtor will deliver to Lender all originals of such chattel paper, documents or instruments and unless such request is made, Debtor will not deliver possession of such chattel paper, documents or instruments to any Person and will mark all chattel paper, documents or instruments with a legend indicating that such chattel paper, document or instrument is subject to the security interest granted hereunder.

(n) Waivers and Consents Relating to Real Property Interests. Upon the request of Lender, Debtor shall use commercially reasonable efforts to cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver agreements reasonably satisfactory in form and substance to Lender by which such mortgagee or landlord (i) waives or subordinates any liens it may have in any Collateral (other than Permitted Encumbrances) located on such property which is included in the Borrowing Base, or (ii) consents to the mortgage or other encumbrances by Debtor of its interest in such real property to Lender; provided that, notwithstanding any term or provision in this Agreement to the contrary, if Debtor fails to deliver any of the foregoing, Lender’s sole right and remedy in respect thereof shall be to exclude such Collateral from the Borrowing Base.

(o) Intercompany Debt. Debtor covenants and agrees that the payment of principal of any Intercompany Debt and any liens securing Intercompany Debt is or will be subordinated to the Indebtedness on terms acceptable to Lender until the Indebtedness has been paid in full and Lender has no funding commitments hereunder.

8. Negative Covenants. Until all Indebtedness of Debtor under the Loan Documents is paid or satisfied in full, and Lender has no further commitment to lend under the Revolving Credit Facility, Debtor agrees and covenants as follows:

(a) Fundamental Change. Debtor will not (i) make any material change in the nature of its business as carried on as of the date hereof, (ii) liquidate, merge or consolidate with or into any other Person, or (iii) make a change in organizational structure or the jurisdiction in which it is organized which is adverse to the interests of Lender under the Loan Documents, except that (A) any Person constituting Debtor may liquidate, merge or consolidate with or into any other Person constituting Debtor, and (B) Debtor may make Permitted Acquisitions.

(b) Indebtedness. Debtor will not create, incur, assume or permit to exist any Debt except for the following (“Permitted Indebtedness”):

(i) The Indebtedness created hereunder;

(ii) Intercompany Debt between or among TCI, TLI, and PCI (“Intercompany Debt”);

(iii) Debt existing on the date hereof and set forth in Schedule 8(b) and 8(c);

(iv) Debt constituting trade payables incurred in the ordinary course of business;

(v) Capital Lease Obligations and purchase money Debt in an aggregate principal amount not to exceed $500,000 at any time outstanding;

(vi) Hedging Obligations; provided that (x) for the avoidance of doubt, Debtor shall remain liable for the Indebtedness hereunder and (y) such Hedge Obligations shall not be secured by any liens or security interests in the Collateral (other than liens and security interests in favor of (1) Lender or any of its Affiliates as hedge provider to Debtor or (2) any other Person as hedge provider to Debtor on terms satisfactory to Lender);

(vii) Debt incurred or arising from or in connection with any bid, surety performance, statutory, completion, return-of-money or appeal bonds and similar obligations;

(viii) Debt arising or incurred as a result of deferred payment obligations resulting from the adjudication or settlement of any litigation or from any arbitration or mediation award or settlement, in any case involving Debtor, provided that the judgment(s), award(s) and/or settlements to which such obligations relate would not constitute an Event of Default under Section 12(f) of this Agreement;

(ix) Debt incurred or arising from or as a result of (A) the honoring by a bank or other financial institution of any check, draft or other similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, (B) the endorsement of checks, drafts or other similar instruments or items of deposit in the ordinary course of business or (C) other netting services, overdraft protections and otherwise in connection with deposit accounts; provided that none of the foregoing could reasonably be expected to result in a Material Adverse Affect;

(x) any refinancings, refundings, replacements, renewals, or extensions, in whole or in part, of any Debt otherwise permitted hereunder (provided that the original principal amount of any such Debt described on Schedule 8(b) will not be increased) and any guarantees permitted under Section 8(c);

(xi) Debt arising or incurred as a result of or in connection with any letter of credit, letter of guaranty, banker’s acceptance, other deposits or any other similar arrangement by Debtor in the ordinary course of business, provided that the aggregate amount of such letters of credit, letters of guaranty, banker’s acceptances and similar arrangements shall not exceed $1,000,000 at any time outstanding;

(xii) Debt of any Person that becomes a Subsidiary of or is merged or consolidated with or into Debtor after the date hereof pursuant to a transaction permitted under this Agreement, provided that (i) such Debt existed at the time the Person became a Subsidiary or was merged with or into Debtor and was not created in anticipation of the acquisition of such Subsidiary or such merger, consolidation or liquidation, and (ii) the aggregate principal amount of Debt incurred pursuant to this paragraph shall not exceed $500,000 at any time outstanding;

(xiii) Debt incurred or arising from or as a result of agreements providing for indemnification, deferred payment obligations, purchase price adjustments, earn-out payments or similar obligations;

(xiv) (A) Subordinated Debt and (B) unsecured Debt arising as a result of the exercise, conversion or exchange of any warrants, options or other equity interests of Debtor;

(xv) Debt secured by a Lien (other than a Lien on the Collateral) on any asset or property at the time of acquisition of such asset or property by Debtor pursuant to a transaction not prohibited by this Agreement; provided that (i) such Debt existed at the time the asset or property was so acquired and was not created in contemplation of the acquisition thereof, and (ii) the aggregate principal amount of such Indebtedness shall not exceed $500,000 at any time outstanding; and

(xvi) Other Debt incurred from time to time to finance, as a result of or in connection with, any Permitted Acquisitions, provided that the incurrence and maintenance of such Debt does not cause Debtor to violate Section 9(b).

(c) Loans and Guarantees. Debtor will not make loans to or guarantee any Debt of any other Person, other than (i) the Loans outstanding on the Closing Date as set forth on Schedule 8(c) hereto, (ii) loans or advances to employees of Debtor not to exceed an aggregate principal amount of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) outstanding at any time, (iii) loans or advances constituting Intercompany Debt permitted under Section 8(b)(ii) or Subordinated Debt permitted under Section 8(b)(xiv), (iv) loans or advances constituting debt Investments permitted under Section 8(j), (v) accounts receivable for sales of inventory and other goods and services provided by Debtor to its respective customers, (vi) guarantees of Debt between or among, and Intercompany Debt between or among, TCI, TLI, and PCI, (vii) guarantees of Debt of any Subsidiary of Debtor the equity interests or assets of which have been pledged to Lender, provided such guaranties are subordinated to Lender in a manner satisfactory to Lender, (viii) letters of credit or guarantees on behalf of vendors and/or suppliers in the ordinary course of business consistent with Debtor’s past practices; and (ix) guarantees of any Debt permitted under Section 8(b), provided that such guarantees are set forth on Schedule 8(c) (as updated by Debtor from time to time).

(d) Transactions With Affiliates. Debtor will not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Debtor, except upon fair and reasonable terms not less favorable to Debtor than would be obtained in a comparable arm’s-length transaction with a Person which is not an Affiliate of Debtor.

(e) Dividends or Distributions. Debtor will not declare or pay any dividends or distributions on any equity interest of Debtor to any Person, except for dividends and distributions (i) for the payment of principal or interest on Indebtedness owing from time to time by Debtor to Lender, (ii) the payment of taxes owing by an equity holder of Debtor to the extent that such taxes are incurred as a result of the business operations of Debtor, so long as no payment Event of Default or event which with notice and/or the passage of time would be a payment Event of Default exists immediately prior to or after giving effect to such dividends, (iii) constituting transactions permitted under Section 8(f) or Section 8(j) and (iv) to any shareholders of Debtor from time to time during the term of this Agreement in an aggregate amount of up to $3,000,000.

(f) Transfer or Encumbrance. Debtor will not (i) sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of (each a “Disposition”) any of the Collateral or any other Property, or (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to any of the Collateral, other than the Permitted Encumbrances, except, with respect to clause (i) above, for:

(i) Dispositions described on Schedule 8(f) and other Dispositions previously disclosed in writing to Lender;

(ii) Dispositions of inventory and other goods, services and other Property in the ordinary course of business;

(iii) Dispositions of Property between or among any Person constituting Debtor and between Debtor and any other Subsidiary, the equity interests of which have been pledged to Lender hereunder (provided, however, that any such Disposition does not adversely affect the validity or priority of Lender’s lien on such Property);

(iv) Dispositions constituting dividends and distributions permitted under Section 8(e) and Dispositions constituting transactions permitted under Sections 8(b), 8(c), 8(h) or 8(j);

(v) Dispositions of any item of Property of Debtor which is worn out or obsolete and is replaced by other Property of substantially equal suitability and value, owned by Debtor and made subject to the security interest under this Agreement, but which is otherwise free and clear of any lien, security interest, encumbrance or adverse claim (other than Permitted Encumbrances);

(vi) Dispositions (whether voluntary or involuntary) of any Property of Debtor in the ordinary course of business or as a result of any condemnation or similar governmental taking or casualty event, provided that the net cash proceeds of any such Disposition are reinvested (whether through reparation, restoration, improvement or replacement thereof) in Property useful to the business of Debtor within ninety (90) days following receipt thereof;

(vii) Dispositions of the equity interests of any Subsidiary of any Person constituting part of Debtor and Dispositions constituting the sale or issuance of any Subsidiary’s equity interests to any Person constituting part of Debtor; provided such Subsidiary or Person does not own any Property that is part of the Borrowing Base;

(viii) Dispositions at any time of any Property not included in the Borrowing Base at such time which in the aggregate do not exceed $500,000 at any time outstanding; and

(ix) Dispositions of other Property (in addition to any Dispositions permitted in this Section 8(f)), if (a) all of the proceeds of such Disposition are used to prepay the Loan, or (b) immediately after giving effect to such Disposition, no Overadvance exists.

(g) Impairment of Security Interest. Debtor will not take any action that would in any material respect impair the enforceability of Lender’s security interest in any Collateral (except for any Permitted Encumbrances and to the extent any such Collateral has been Disposed of in any transaction or manner not prohibited by this Agreement).

(h) Compromise of Accounts. Debtor will not adjust, settle, or compromise any Accounts included in the Borrowing Base, except for any adjustment, settlement, or compromise made by Debtor in its reasonable judgment on any such account in the ordinary course of business; provided, however, this exception shall terminate following Debtor’s receipt of written notice from Lender upon the occurrence and during the continuation of an Event of Default. Debtor shall provide to Lender such information concerning (i) any adjustment, settlement, or compromise of any such account, and (ii) any claim asserted by any account debtor for credit, allowance, adjustment, dispute, setoff or counterclaim, on any such account as Lender may reasonably request from time to time.

(i) Financing Statement Filings. Debtor will not cause or permit any change (i) to Debtor’s legal name, or (ii) the state of Debtor’s organization to a jurisdiction other than as represented herein, unless Debtor shall have notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action reasonably required by Lender for the purpose of further perfecting or protecting the security interest in favor of Lender in the Collateral.

(j) Investments. Debtor will not purchase any stock, equity interests or debt obligations (except for cash equivalents and other debt obligations of the U.S. Treasury or any other Governmental Authority) (collectively, “Investments”), except for:

(i) Investments described on Schedule 8 (j) hereto;

(ii) Investments by Debtor in any Person constituting Debtor or any Subsidiary existing or acquired by any Person constituting Debtor after the date hereof;

(iii) Investments in negotiable instruments for collection;

(iv) Investments constituting extensions of trade credit in the ordinary course of business;

(v) Investments made, constituting or arising from or in connection with any transactions permitted under Sections 8(a), 8(b), 8(c) or 8(f);

(vi) Investments arising from or in connection with transactions by Debtor with customers or suppliers in the ordinary course of business, including endorsements of negotiable instruments, debt obligations and other Investments;

(vii) Investments made or received in connection with the bankruptcy, reorganization or liquidation of, or the settlement of delinquent obligations or disputes with, any customers, suppliers, vendors or other account debtors;

(viii) Permitted Acquisitions; and

(ix) Other Investments (in addition to any Investments permitted in this Section 8(j)) in an aggregate amount not to exceed U.S. $500,000 over the term of this Agreement.

9. Financial Covenants. Until all Indebtedness of Debtor under the Loan Documents is paid or satisfied in full and Lender has no further commitment to lend under the Revolving Credit Facility, Debtor agrees and covenants that it will, unless Lender shall otherwise consent in writing:

(a) Net Worth. Maintain, as at the end of the last day of each Fiscal Quarter (based on a fair value consolidated balance sheet), consolidated Net Worth of Debtor and its Subsidiaries of not less than $5,000,000, after giving effect to any dividends and distributions paid or made as permitted under Section 8(e).

(b) Debt Service Coverage. Maintain, as at the last day of each Fiscal Quarter (using an accrual method of accounting) during the periods set forth below, a Debt Service Coverage ratio for the three (3) month period then ending of not less than the ratio set forth opposite such period:

Applicable Period	Ratio
Date of this Agreement to September 30, 2008	1.10 to 1.00
October 1, 2008 to March 31, 2009	1.15 to 1.00
April 1, 2009 to September 30, 2009	1.20 to 1.00
On and after October 1, 2009	1.25 to 1.00

(c) Operating Income. Not permit, allow or suffer to occur the consolidated Operating Income of Debtor and its Subsidiaries to be less than zero as at the end of any Fiscal Quarter.

(d) Defined Terms.

(i) “Adjusted EBITDA” means, for any applicable period, EBITDA computed as the sum of (a) consolidated Net Income of Debtor and its

Subsidiaries for such period; plus (b) the sum of (i) interest expense and fees and charges in connection with any Debt (including the Loans), (ii) federal, state and local income tax expense, (iii) depreciation expense and amortization expense and (iv) write-off of goodwill, impairment charges, and any other non-cash charges, expenses and losses (including non-cash charges resulting from any accounting changes) which would be classified as non-cash expenses in accordance with U.S. generally accepted accounting principles (“GAAP”) (to the extent items (i), (ii), (iii) and (iv) are deducted in determining Net Income), all determined on a consolidated basis for Debtor for such period; plus (c) discount fees paid on factoring of accounts receivable (classified as operating expenses in accordance with GAAP), determined on a consolidated basis for Debtor and its Subsidiaries for such period and other non-recurring or extraordinary cash charges, including (but not limited to) restructuring charges, severance costs and extraordinary legal or professional fees, commissions and expenses, determined on a consolidated basis for Debtor and its Subsidiaries for such period.

(ii) “Debt Service Coverage” means the ratio of Adjusted EBITDA to Debt Service.

(iii) “Debt Service” means, for any applicable period, and determined on a consolidated basis, the sum of (a) total cash interest expense on indebtedness for borrowed money of Debtor paid during such period plus (b) total scheduled principal payments on indebtedness for borrowed money of Debtor and its Subsidiaries made during such period plus (c) discount fees paid on factoring of accounts receivable (classified as operating expenses in accordance with GAAP) determined on a consolidated basis for Debtor and its Subsidiaries for such period.

(iv) “Fiscal Quarter” means, with respect to Debtor, any consecutive period of three (3) calendar months ending on the last day of May, August, November and February of each calendar year.

(v) “Operating Income” shall have the meaning specified under, and all other capitalized accounting terms used in this Section 9 without definition (including Net Income) shall have the meanings specified under, GAAP, and shall be calculated by Debtor in accordance with GAAP consistently applied, provided, however, that for purposes of Section 9(c) of this Agreement, all discount fees paid on factoring of accounts receivable of Debtor and its consolidated Subsidiaries shall be added to, and shall constitute a part of, Operating Income as determined under said Section 9(c).

(vi) “Subordinated Debt” means any indebtedness for borrowed money owing by Debtor, the payment of interest and/or principal of which has been subordinated by written agreement to the payment of all Indebtedness now or hereafter owing by Debtor to Lender, such agreement to be in form and substance reasonably acceptable to Lender.

(vii) “Net Worth” means, for any applicable period, the consolidated total assets (on a fair value basis as determined by Debtor) of Debtor less the consolidated total liabilities of Debtor (but excluding the principal amount of any Subordinated Debt).

10. Reporting Requirements. Until all Indebtedness of Debtor under the Loan Documents is paid and satisfied in full, and Lender has no further commitment to lend under the Revolving Credit Facility, Debtor agrees and covenants that it will furnish or cause to be furnished the following:

(a) Interim Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each calendar month, an unaudited set of consolidated financial statements of Debtor, to include a consolidated balance sheet and income statement of Debtor (on a consolidated and consolidating basis), as of the end of such calendar month, all in form and substance and in reasonable detail reasonably satisfactory to Lender and duly certified (subject to quarter-end and year-end adjustments and the absence of footnotes) by an appropriate officer of Debtor (i) as being true and correct in all material aspects to the best of such officer’s knowledge (subject to quarter-end and year-end adjustments and the absence of footnotes), and (ii) as having been prepared in accordance with GAAP or with any departures from GAAP set forth and explained in reasonable detail in footnotes to the financial statements.

(b) Annual Financial Statements, Projections and Tax Returns. As soon as available and in any event (i) within ninety (90) days after the end of each fiscal year, a set of consolidated financial statements of Debtor, to include a consolidated balance sheet, income statement and cash flow statement of Debtor, as of the end of such fiscal year, audited by independent certified public accountants of recognized standing chosen by the Debtor and reasonably satisfactory to Lender or if after reasonable effort the Debtor is unable to furnish or cause to be furnished audited consolidated financial statements then Debtor shall furnish consolidated financial statements duly certified by an appropriate officer of the Debtor as fairly presenting in all material respects the financial condition and the results of operations of the Debtor, (ii) within thirty (30) days of filing, annual income tax returns for Debtor, and (iii) within thirty (30) days prior to the Debtor’s fiscal year end, Debtor’s proposed budget and financial projections based on the reasonable estimates and assumptions of the Debtor for the following fiscal year in form and content reasonably acceptable to Lender.

(c) Compliance Certificate. Concurrently with the delivery of each of the financial statements of Debtor referred to in Sections 10 (a) and (b), a certificate of an officer of Debtor, substantially in the form of Exhibit A (i) stating that to such officer’s knowledge, no Event of Default has occurred and is continuing, or if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with the financial covenants set forth in Section 9 of this Agreement.

(d) Borrowing Base. As soon as available and in any event within thirty (30) days after the end of each calendar month or more often as may be reasonably required by Lender or as may be provided by Debtor, a Borrowing Base report substantially in the form of Exhibit B hereto, setting forth the Borrowing Base as in effect from and after such date of delivery.

(e) Reserved.

(f) Other Information. Debtor shall promptly deliver such other information concerning Debtor or any Subsidiary of Debtor as Lender may reasonably request.

11. Rights of Lender. Lender shall have the rights contained in this Section at all times that this Agreement is effective.

(a) Financing Statements. Debtor hereby authorizes Lender to file, without the signature of Debtor, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Debtor hereby irrevocably authorizes Lender at any time and from time to time to file in any Code jurisdiction any initial financing statements and amendments thereto that (i) describe the Collateral and (ii) contain any other information required by Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment.

(b) Power of Attorney. Debtor hereby irrevocably appoints Lender as Debtor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time (but only following the occurrence and during the continuation of an Event of Default) in Lender’s reasonable discretion, to take any action and to execute any instrument which Lender may deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation: (i) to receive insurance proceeds as provided hereunder; (ii) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above; and (iv) to file any claims or take any action or institute any proceedings which Lender may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Lender with respect to the Collateral.

(c) Performance by Lender. If any Obligor fails to perform any agreement or obligation provided for in any Loan Document, Lender may, upon prior written notice to Debtor, itself perform, or cause performance of, such agreement or obligation, and the reasonable out-of-pocket and documented expenses of Lender incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

(d) Debtor’s Receipt of Proceeds. Upon the occurrence and during the continuation of an Event of Default, all amounts and proceeds (including instruments and writings) received by Debtor in respect of the Collateral shall be received in trust for the benefit of Lender hereunder and, upon the written request of Lender, shall be segregated from other Property of Debtor and shall be forthwith delivered to Lender in the same form as so received (with any necessary endorsement) and applied to the Indebtedness in accordance with the Loan Documents.

(e) Notification of Account Debtors. Lender may at its reasonable discretion from time to time during the continuation of an Event of Default notify any or all obligors under any accounts or general intangibles (i) of Lender’s security interest in such accounts or general intangibles and direct such obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Lender, and (ii) to verify the accounts or general intangibles with such obligors. Lender shall have the right, at the expense of Debtor, to enforce collection of any such accounts or general intangibles and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor.

12. Events of Default. Each of the following shall constitute an “Event of Default” under this Agreement:

(a) Payment Default. The failure, refusal or neglect of Debtor to pay when due any part of the principal of, or interest on, the Indebtedness owing to Lender by Debtor from time to time and such failure, refusal or neglect shall continue unremedied for a period of five (5) Business Days from the date such payment is due.

(b) Performance Default. The failure of any Obligor to timely and properly observe, keep or perform any covenant or agreement, required herein or in any of the other Loan Documents (other than with respect to a payment default as set forth in Section 12(a) or with respect to a default under covenants set forth in Section 8 or Section 9) which is not cured within 30 days following written notice from Lender to such Obligor.

(c) Representations. Any representation or and warranty contained herein or in any of the other Loan Documents made by an Obligor is false or misleading in any material respect.

(d) Default Under Other Indebtedness. The occurrence and continuance of any event of default under any agreement (beyond any applicable notice and cure or grace period) governing or evidencing indebtedness for borrowed money (other than Intercompany Debt or Subordinated Debt) which permits the acceleration of the maturity of any such indebtedness for borrowed money in an aggregate principal amount in excess of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000) owing by any Obligor to any third party under any agreement or understanding.

(e) Insolvency. If any Obligor (i) makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due (excluding for the avoidance of doubt any “going concern” language included by Debtor or its accountants in any instrument or document); (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of its assets, either in a proceeding brought by it or in a proceeding brought against it and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or it consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, Bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against it under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming it is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by it; or (v) fails to have discharged within a period of sixty (60) days any attachment, sequestration or similar writ levied upon any property of it.

(f) Judgment. The entry of any judgment against any Obligor or the issuance or entry of any attachments or other liens against any of the Property of such Obligor or its Subsidiaries for an amount in excess of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (individually or in the aggregate) if uninsured, undischarged, unbonded or undismissed on the date on which such judgment could be executed upon.

(g) Reserved.

(h) Factoring Agreement. If Factoring Obligations constitute part of Indebtedness hereunder, the occurrence and continuance of an event of default under the Factoring Agreement beyond any applicable notice and cure or grace period contained therein.

(i) Action of Lien Holder. The holder of any lien or security interest on any of the assets of any Obligor (securing Debt in excess of $500,000.00), including without limitation, the Collateral (other than liens or security interests constituting Permitted Encumbrances securing obligations permitted under this Agreement) (without hereby implying the consent of Lender to the existence or creation of any such lien or security interest on the Collateral), institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(j) Loan Documents. The Loan Documents shall at any time after their execution and delivery and for any reason cease (i) to create a valid and perfected first priority security interest (subject to Permitted Encumbrances) in and to the Collateral purported to be subject to the Loan Documents; or (ii) to be in full force and effect or shall be declared null and void, or the validity of enforceability hereof shall be contested in writing by any Obligor, or any Obligor shall deny in writing that it has any further liability or obligation under this Agreement or the other Loan Documents.

Nothing contained in this Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.

13. Remedies and Related Rights. If an Event of Default shall have occurred and be continuing, and without limiting any other rights and remedies provided herein, under any of the Loan Documents or otherwise available to Lender, Lender may exercise one or more of the rights and remedies provided in this Section.

(a) Remedies. Upon the occurrence and during the continuance of any one or more of the foregoing Events of Default, (i) the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other Indebtedness owing to Lender by Debtor at such time shall, at the option of Lender, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Debtor, and (ii) Lender may, at its option, cease further advances under the Note and this Agreement; provided, however, concurrently and automatically with the occurrence of an Event of Default under Section 12(e) further advances under the Loan Documents shall automatically cease, the Indebtedness at such time shall, without any action by Lender, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Debtor. All rights and remedies of Lender set forth in this Agreement and in any of the other Loan Documents may also be exercised by Lender, at its option to be exercised in its sole discretion, upon the occurrence and during the continuance of an Event of Default, and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.

If an Event of Default occurs and is continuing, Lender shall also have all the rights of a secured party under the Louisiana Commercial Laws (La. R. S. 10:1-101, et seq.). In addition, and without limitation, Lender shall be entitled to foreclose upon its security interests granted under this Agreement under ordinary or executory process and to cause the Collateral to be immediately seized wherever found and sold with or without appraisal, in regular session of court or in vacation, in accordance with applicable Louisiana law, without the necessity of further demanding payment from Debtor or of notifying Debtor or placing Debtor in default. For purposes of foreclosure under Louisiana executory process procedures, Debtor confesses judgment and acknowledges to be indebted to Lender up to the full amount of the Indebtedness in principal, interest, late charges, costs, attorneys’ fees and other fees and charges, and all other amounts secured under this Agreement. To the extent permitted under applicable Louisiana law, Debtor additionally waives: (i) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws with regard to appraisal upon judicial sale; (ii) the demand and three days delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (iii) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (iv) the three days delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure and (v) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above. Debtor further agrees that Lender may appoint a keeper of the Collateral in the event of foreclosure in accordance with LA. R. S. 9:5136-5140.2.

(b) Other Remedies. Lender may from time to time during the continuance of an Event of Default from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:

(i) Exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

(ii) Require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Lender, assemble the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties;

(iii) Reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

(iv) Sell or otherwise dispose of, at its office, on the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Lender’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(v) Buy the Collateral, or any portion thereof, at any public sale;

(vi) Buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(vii) Apply for the appointment of a receiver for the Collateral, and Debtor hereby consents to any such appointment; and

(viii) At its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Lender is entitled to do so under the Code or otherwise.

Debtor agrees that in the event Debtor is entitled to receive any notice under the Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Debtor’s address set forth on the signature page hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Application of Proceeds. If any Event of Default shall have occurred and be continuing, Lender may at its discretion apply or use any cash held by Lender as Collateral, and any cash proceeds received by Lender in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows-in such order and manner as Lender may elect.

(i) to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Lender in connection with (1) the administration of the Loan Documents, (2) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (3) the exercise or enforcement of any of the rights and remedies of Lender hereunder;

(ii) to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;

(iii) to the satisfaction of the Indebtedness;

(iv) by holding such cash and proceeds as Collateral;

(v) to the payment of any other amounts required by applicable law; and

(vi) by delivery to Debtor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

(d) License. Lender is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, Debtor’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit. In addition, Debtor hereby irrevocably agrees that Lender may, following the occurrence and during the continuance of an Event of Default, sell any of Debtor’s inventory directly to any Person, including without limitation Persons who have previously purchased Debtor’s inventory from Debtor and in connection with any such sale or other enforcement of Lender’s rights under this Agreement, may sell inventory which bears any trademark owned by or licensed to Debtor and any inventory that is covered by any copyright owned by or licensed to Debtor and Lender may finish any work in process and affix any trademark owned by or licensed to Debtor and sell such inventory as provided herein.

(e) Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, each Obligor (unless otherwise provided) shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

(f) Non-Judicial Remedies. In granting to Lender the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Lender to enforce its rights by judicial process. Debtor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Lender or Debtor from resorting to judicial process at either party’s option.

(g) Other Recourse. Each Obligor waives any right to require Lender to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Debtor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Lender. Each Obligor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Each Obligor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, no Obligor shall have no right of subrogation and each Obligor waives the right to enforce any remedy which Lender has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Lender. Each Obligor authorizes Lender, and without notice or demand and without any reservation of rights against such Obligor and without affecting such Obligor’s liability hereunder or on the Indebtedness to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Lender may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

(h) No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

(i) Equitable Relief. Debtor recognizes that in the event Debtor fails to pay, perform, observe, or discharge any or all of the Indebtedness, any remedy at law may prove to be inadequate relief to Lender. Debtor therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

14. Indemnity. Debtor hereby indemnifies and agrees to hold harmless Lender, and its officers, directors, employees, agents and representatives (each an “Indemnified Person”) from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the “Claims”) which are imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Loan Documents, the Indebtedness or the Collateral (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person’s actions and/or inactions in connection with the Loan Documents, except to the limited extent the Claims against an Indemnified Person are caused by any Indemnified Person’s gross negligence or willful misconduct). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH AND/OR ANY OTHER INDEMNIFIED PERSON. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity that is or has at any time been an Indemnified Person hereunder.

15. Limitation of Liability and Releases. As a material inducement to Lender to enter into this Agreement and to make Loans to Debtor in accordance with and subject to the terms and conditions of the Loan Documents, all of which are to the direct advantage and benefit of each Obligor, and all of their respective heirs, successors and assigns:

(a) Release. Each Obligor does hereby remise, release, acquit, satisfy and forever discharge Lender, and all of the past, present and future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors and assigns of Lender and any subsidiaries and affiliates of Lender (each a “Lender Party”) from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, arguments, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or now existing and hereafter maturing or whether known or unknown, which such Obligor now has or hereafter can, shall or may have by reason of any manner, cause or things, in each case existing or arising from the Closing Date and to and including the date on which all Indebtedness of Debtor under the Loan Documents is paid in full relating to matters arising out of or in connection with (i) any and all obligations owed or owing by such Obligor to Lender under the Loan Documents or (ii) the Indebtedness evidenced and secured thereby (collectively, “Obligor Claims”), provided that this Section 15(a) shall not apply to any Excluded Obligor Claims (defined below).

(b) Covenant Not To Sue. Each Obligor does hereby covenant and agree never to institute or cause to be instituted or continued prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any Lender Party, by reason of or in connection with any Obligor Claims (other than Excluded Obligor Claims). In addition to the foregoing, each Obligor hereby waives, releases, and agrees not to sue any Lender Party for punitive damages in respect of any claim (other than Excluded Obligor Claims) in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

(c) Excluded Obligor Claims. As used herein, the term “Excluded Obligor Claims” shall mean any Obligor Claim of any Obligor or any other Person against any Lender Party whether now existing or hereafter arising out of or in connection with this Agreement or any of the other Loan Documents or any Indebtedness thereunder that arise, out of, as a result of or in connection with any (i) willful or intentional misconduct, bad faith or gross negligence by, of or on the part of any Lender Party, (ii) fraud or misrepresentation by, of or on the part of any Lender Party, (iii) material breach or violation by Lender of this Agreement or any other Loan Document, or (iv) counterclaim by any Obligor or any other Person against any Lender Party.

16. Releases. If any of the Collateral shall be Disposed of by Debtor in a transaction expressly permitted by this Agreement and no Event of Default shall have occurred and be continuing, then Lender, at the request and sole expense of Debtor, shall execute and deliver to Debtor all releases or other documents reasonably necessary or desirable for the release of any security interests and liens created hereby on such Collateral. At the request and sole expense of Debtor, a Subsidiary shall be released from its obligations hereunder in the event that all the equity interests of such Subsidiary shall be Disposed of in a transaction expressly permitted by this Agreement and no Event of Default shall have occurred and be continuing; provided that Debtor shall have delivered to Lender, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary and the terms of the Disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by Debtor stating that such transaction does not violate with this Agreement and the other Loan Documents.

17. No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Obligor or any of any Obligor’s equity holders or any other Person.

18. Lender Not Fiduciary. The relationship between Obligors and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with any Obligor, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between any Obligor and Lender to be other than that of debtor and creditor.

19. Waiver and Agreement. Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Agreement or in any of the other Loan Documents and no departure by any Obligor therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

20. Benefits. This Agreement shall be binding upon and inure to the benefit of Lender and Obligors, and their respective successors and assigns, provided, however, that no Obligor may, without the prior written consent of Lender, assign any rights, powers, duties or obligations under this Agreement or any of the other Loan Documents.

21. Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (a) personal delivery, (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the time of the expedited delivery and in the manner provided herein, or in the case of mail, upon the third day after deposit in a depository receptacle under the care and custody of the United States Postal Service. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address.

22. Construction; Venue; Service of Process. The Loan Documents have been executed and delivered in the State of Texas. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana (without giving effect to its choice of laws provisions), and shall be performable by the parties hereto in the parish in Louisiana where Lender’s address set forth on the signature page hereof is located (the “Venue Site”). Any action or proceeding against any Obligor under or in connection with any of the Loan Documents may be brought in any state or federal court within the Venue Site. Each Obligor hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Each Obligor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions this Agreement. Nothing in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against any Obligor or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by any Obligor against Lender shall be brought only in a court located in the Venue Site.

23. Invalid Provisions. If any provision of the Loan Documents are held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of the Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

24. Expenses. Debtor shall pay all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable and documented attorneys’ fees) in connection with (a) any action (including, without limitation, any inspections) required in the course of the administration of the indebtedness and obligations evidenced by the Loan Documents, and (b) any action in the enforcement of Lender’s rights upon the occurrence and during the continuance of an Event of Default.

25. Participation of the Loans. Debtor agrees that Lender may, at its option, sell participation interests in the Loans and its rights under this Agreement to a financial institution or institutions and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Debtor to each prospective purchaser subject to obtaining a confidentiality agreement with each prospective purchaser prior to disclosing Debtor’s confidential information.

26. Conflicts. Except as otherwise expressly provided in the Note, in the event any term or provision of this Agreement is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Agreement shall be controlling.

27. Counterparts. The Loan Documents may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

28. Survival. All representations and warranties made in the Loan Documents or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of the Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

29. Reserved.

30. Waiver of Right to Trial by Jury. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THE LOAN DOCUMENTS.

31. Patriot Act Notice. Lender hereby notifies each Obligor that pursuant to the requirements of Section 326 of the USA Patriot Act of 2001, 31 U.S.C. § 5318 (the “Act”), that Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the Act.

32. Arbitration. Debtor and Lender agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement, or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association (“AAA”). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest Lender’s address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take, seize, sell or otherwise dispose of any collateral security, including without limitation the Collateral, shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. All statute of limitations, prescriptive periods, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision. This Section 32 shall apply to this Agreement and all of the other Loan Documents notwithstanding anything to the contrary contained herein or in any of the other Loan Documents.

33. Notice of Final Agreement. It is the intention of each Obligor and Lender that the following NOTICE OF FINAL AGREEMENT be incorporated by reference into each of the Loan Documents (as the same may be amended, modified or restated from time to time). Each Obligor and Lender warrant and represent that the entire agreement made and existing by or among each Obligor and Lender with respect to the Loans is and shall be contained within the Loan Documents, and that no agreements or promises exist or shall exist by or among, any Obligor and Lender that are not reflected in the Loan Documents.

NOTICE OF FINAL AGREEMENT

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Left Intentionally Blank]

AGREED as of the date first written above.

LENDER:		ADDRESS:

THERMO CREDIT, LLC		639 Loyola Avenue, Suite 2565
New Orleans, LA 70113

By:	\s\ Jack V. Eumont
Name:	Jack V. Eumont
Title:	Executive Vice President

With copies of notices to:

Gardere Wynne Sewell LLP		1000 Louisiana, Suite 3400
Houston, TX 77002
Attention: Reuben D. Rosof

DEBTOR:		ADDRESS:

TELETOUCH COMMUNICATIONS, INC.

By:	\s\ Thomas A. Hyde, Jr.
Name:	Thomas A. Hyde, Jr.
Title:	President, Chief Operating Officer

TELETOUCH LICENSES, INC.

By:	\s\ Thomas A. Hyde, Jr.
Name:	Thomas A. Hyde, Jr.
Title:	President, Director

PROGRESSIVE CONCEPTS, INC.

By:	\s\ Thomas A. Hyde, Jr.
Name:	Thomas A. Hyde, Jr.
Title:	Chief Executive Officer, President